SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2005

INSITE VISION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22332 (Commission File No.)	94-3015807 (I.R.S. Employer Identification Number

InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 865-8800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

Item 8.01.  Other Events

On October 6, 2005 (the “Award Date”), an arbitrator rendered a decision in the binding arbitration between InSite Vision Incorporated (“InSite”) and Bristol Investment Group, Inc. (“Bristol”) relating to Bristol’s claim regarding a letter agreement dated January 28, 2003 pursuant to which Bristol was engaged as a non-exclusive placement agent of investment capital for InSite. In his decision, the arbitrator agreed with InSite that Bristol should be issued a warrant to purchase shares of InSite’s common stock in lieu of the cash value of the warrant. Accordingly, pursuant to the arbitration decision, within five days of the Award Date, InSite will sell and Bristol will purchase a warrant to purchase 922,800 shares of InSite’s common stock at an exercise price of $0.50 per share. The warrant will be net-exercisable and have a term of five years. The purchase price for the warrant will be $0.001 per share, or $922.80. The warrant will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D.  Within 60 days of the issuance of the warrant, InSite will file a registration statement that registers for resale to the public the shares underlying the warrant. In addition, in accordance with the arbitrator’s preliminary determination, Bristol was also awarded $249,925, interest on that amount calculated at the rate of 9% from June 14, 2004 until the Award Date, attorneys’ fees and $12,894.50 representing Bristol’s portion of arbitration fees that were previously incurred by Bristol.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

4.1	Form of Common Stock Warrant to be issued to Bristol Investment Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITE VISION INCORPORATED (Registrant)

Date: October 11, 2005	By:	/s/ S. Kumar Chandrasekaran

Name: S. Kumar Chandrasekaran, Ph.D. Title: Chief Executive Officer